UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2010

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (781) 304-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Incentive Plan

On February 3, 2010, the Compensation Committee of the Board of Directors of Stream Global Services, Inc. (the “Company”) adopted the 2010 Management Incentive Plan (the “2010 MIP”) for certain specified employees. Participants in the 2010 MIP are limited to (i) managers (“Group I”) and (ii) directors (not members of the Company’s board of directors) and above, including the Company’s executive staff and chief executive officer (“Group II”).

Participants are entitled to earn an annual cash bonus under the 2010 MIP. There are no payments under the 2010 MIP to any participant in Group I or Group II if the Company does not achieve a minimum of $80 million in adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for fiscal year 2010.

The amounts payable under the 2010 MIP to Group I participants are based on a fixed dollar amount for each participant which ranges between $700 and $14,000 (“Group I Target Bonus”), with both annual and quarterly components. The annual component is equal to 40% of the Group I Target Bonus (“Annual Bonus”) and will vary depending on the Company’s Adjusted EBITDA for fiscal year 2010, as follows:

•

If the Company achieves Adjusted EBITDA for fiscal year 2010 of at least $80 million but less than $90 million, a Group I participant will be eligible to receive a bonus ranging between 50% and 95% of such participant’s Annual Bonus.

•

If the Company achieves Adjusted EBITDA for fiscal year 2010 of at least $90 million but less than $95.4 million, a Group I participant will be eligible to receive 100% such participant’s Annual Bonus.

•

If the Company achieves Adjusted EBITDA for fiscal year 2010 of $95.4 million or more, a Group I participant will be eligible to receive a bonus ranging between 110% and 200% of such participant’s Annual Bonus.

Each Group I participant’s Annual Bonus will be pro rated based on the actual Adjusted EBITDA achieved.

The amounts payable under the 2010 MIP to Group II participants are based on a percentage of a participant’s salary ranging between 15% and 100% of annual base salary (“Group II Target Bonus”) and will vary depending on the Company’s Adjusted EBITDA for fiscal year 2010 as follows:

•

If the Company achieves Adjusted EBITDA for fiscal year 2010 of at least $80 million but less than $90 million, a Group II participant will be eligible to receive a bonus ranging between 50% and 95% of such participant’s Group II Target Bonus.

•

If the Company achieves Adjusted EBITDA for fiscal year 2010 of at least $90 million but less than $95.4 million, a Group II participant will be eligible to receive 100% of such participant’s Group II Target Bonus.

•

If the Company achieves Adjusted EBITDA for fiscal year 2010 of $95.4 million or more, a Group II participant will be eligible to receive a bonus ranging between 110% and 200% of such participant’s Group II Target Bonus.

Each Group II participant’s bonus will be pro rated based on the actual Adjusted EBITDA achieved.

The following table sets forth the bonus that each of the Company’s executive officers will be eligible to receive for fiscal year 2010:

	Minimum Bonus(1)	Target Bonus(2)	Maximum Bonus(3)
R. Scott Murray Chief Executive Officer	0	$595,000	$1,190,000

Dennis Lacey EVP and Chief Financial Officer	0	$210,000	$420,000

Sheila Flaherty EVP and Chief Legal and Administrative Officer	0	$195,000	$390,000

Robert Dechant EVP of Global Sales and Marketing	0	$195,000	$390,000

(1)	The amounts reflected in this column assume that the Company has achieved Adjusted EBITDA for fiscal year 2010 of less than $80 million.
(2)	The amounts reflected in this column assume that the Company has achieved Adjusted EBITDA for fiscal year 2010 of at least $90 million but less than $95.4 million.
(3)	The amounts reflected in this column assume that the Company has achieved Adjusted EBITDA for fiscal year 2010 of $95.4 million or more.

Executive Sales Commission Plan

Also on February 3, 2010, the Compensation Committee of the Board of Directors of the Company adopted the Company’s 2010 Executive Sales Commission Plan (the “Sales Plan”) for Robert Dechant, the Company’s Executive Vice President of Global Sales and Marketing. For the year ending December 31, 2010, Mr. Dechant is eligible under the Sales Plan to earn total cash commissions equal to 40% of his base salary, plus additional commissions for revenue over-achievement, as described below. Mr. Dechant’s commissions are based 75% on the Company’s achievement of its quarterly and annual revenue goals and 25% on the Company’s achievement of its quarterly and annual gross margin percentage goals, each as set forth in the Company’s annual budget for the year ending December 31, 2010.

Mr. Dechant is not eligible for any commission under the Sales Plan for a particular quarter or the year unless the Company achieves at least 96% of its budgeted revenue for that quarter or the year and unless the Company achieves its budgeted gross margin percentage for that quarter or the year. If the Company achieves between 96% and 100% of its budgeted revenue for a quarter or the year (and meets its gross margin percentage for that quarter or the year) then Mr.

Dechant is eligible to receive up to 100% of the revenue component of his target commission for that quarter or the year. If (1) the Company’s actual revenue for the year ending December 31, 2010 is in excess than its budgeted revenue for the full year 2010 and (2) the Company achieves gross margin percentage for the year in excess of the budgeted amount, then Mr. Dechant is eligible to receive additional commissions above his target commission. These additional commissions are based on the amount by which the Company’s actual revenue for the year exceeds its budgeted revenue, for a maximum additional commission of up to $400,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2010

STREAM GLOBAL SERVICES, INC.

By:	/S/ DENNIS LACEY
Name:	Dennis Lacey
Title:	Executive Vice President and
Chief Financial Officer

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